Domain Registration, Corp.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
50,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE

** **

CUSIP 25702N 10 7
SEE REVERSE FOR
CERTAIN DEFINITIONS

This certifies that *** ***

is the owner of *** ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Domain Registration, Corp.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
500 E Warm Springs Road, Suite 240
Las Vegas, NV [illegible]

By: ____________________
AUTHORIZED SIGNATURE

DATED

PRESIDENT

CORPORATE SEAL
NEVADA

SECRETARY